                                                                     Exhibit 2.3

                  SECOND AMENDMENT TO THE ASSET PURCHASE AGREEMENT, dated as of May 16, 2001 (this "Amendment"), by and among Pinnacle Foods Corporation (formerly known as HMTF Foods Acquisition Corp.), a Delaware corporation ("Purchaser"), Vlasic Foods International Inc., a New Jersey corporation ("Seller"), VF Brands, Inc., a Delaware corporation and a wholly owned Subsidiary of Seller ("VFB"), Aligar, Inc., a Delaware corporation ("Aligar"), Cargal, Inc., a Delaware corporation ("Cargal"), Vlasic Foods Distribution Company, an Arkansas corporation ("VFDC"), Vlasic Standards, Inc., a New Jersey corporation ("VSI"), Vlasic Foods Canada, Inc., an Ontario corporation ("VFCI"), Vlasic International Brands, Inc., a Delaware corporation ("VIBI"), Vlasic International Sales Inc., a New Jersey corporation ("VISI" and, together with Seller, VFB, Aligar, Cargal, VFDC, VSI, VFCI, VIBI and any other subsidiary of Seller selling or assigning any assets to Purchaser pursuant to the Purchase Agreement (as defined below), "Sellers"). This Amendment amends the Asset Purchase Agreement, dated as of April 3, 2001, by and among Sellers and Purchaser (as amended by the First Amendment to the Asset Purchase Agreement, effective as of April 20, 2001, the "Purchase Agreement"). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Purchase Agreement.

                                    RECITALS:

                  WHEREAS, Sellers and Purchaser wish to amend the Purchase Agreement in the manner set forth in this Amendment.

                  NOW, THEREFORE, for and in consideration of the mutual agreements and covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

                                   ARTICLE I
                                  THE AMENDMENT

         Section 1.1 Amendment to the Purchase Agreement. The Purchase Agreement is hereby amended as follows:

                  (a) The first sentence of Section 1.6(a) of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "Subject to the terms and conditions of this Agreement, in consideration of the aforesaid sale, transfer, assignment, conveyance and delivery of the Acquired Assets, Purchaser shall (i) assume the Assumed Liabilities and (ii) pay to Seller at Closing by wire transfer in immediately available funds, $370,000,000 (the "Purchase Price"), as such Purchase Price may be adjusted in accordance with Sections 1.6(b) and 1.6(c) (the "Adjusted Purchase Price"), less the Escrow Amount (as defined in Section 1.12)."

                  (b) Section 1.6(b) of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following text:

                  "(b) Not less than two Business Days prior to the scheduled Closing, Seller will deliver to Purchaser a notice indicating its good faith estimate of the Net Working Capital for the Business as of the Closing (the "Estimated Net Working Capital"), along with a certificate of a duly authorized officer of Seller certifying the foregoing. If the Estimated Net Working Capital is less than $98,322,000, then such shortfall shall be deducted from the Purchase Price at Closing. If the Estimated Net Working Capital is greater than $98,322,000, then such excess shall be added to the Purchase Price at Closing."

                  (c) A new Section 1.6(c) is hereby added to the Purchase Agreement to read in its entirety as follows:

                  "(c) Not less than two Business Days prior to the scheduled Closing, Seller will deliver to Purchaser a notice indicating its good faith estimate of the amount of Accrued Vacation (as defined in Section 4.3(i)) as of the close of business on the Closing Date (the "Estimated Vacation Accrual"), along with a certificate of a duly authorized officer of Seller certifying the foregoing. An amount equal to the product ( the "Accrued Vacation Reduction") of the Estimated Vacation Accrual, multiplied by a fraction, the numerator of which shall be the number of days lapsed during 2001 from (and including) January 1, 2001 to (and including) the Closing Date and the denominator of which shall be 365, shall be deducted from the Purchase Price at Closing."

                  (d) Section 1.7 of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the text set forth on Exhibit A attached hereto.

                  (e) The chart referred to in Section 2.13(a)(i) of the Seller Disclosure Schedule is hereby amended by deleting it in its entirety and replacing it with the table set forth on Exhibit B attached hereto.

                  (f) Section 2.13(c)(v) of the Seller Disclosure Schedule is hereby amended by deleting it in its entirety and replacing it with the text set forth on Exhibit C attached hereto.

                  (g) A new Section 4.3(i) is hereby added to the Purchase Agreement to read in its entirety as follows:

                  "(i) To the extent that such are considered in the calculation of the Closing Net Working Capital Amount, effective as of the Closing, Purchaser shall assume as an Assumed Liability the amount of all vacation benefits and vacation pay to which all Affected Employees who are also Transferred Employees (excluding Affected Employees whose employment is pursuant to a collective bargaining agreement) are entitled for 2001 in accordance with Seller's vacation policy in effect on April 3, 2001 and which is unused as of the close of business on the Closing Date (such amount being referred to herein as "Accrued Vacation")."

                  (h) Exhibit 1.12 of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the text set forth on Exhibit D attached hereto.

         Section 1.2 Effect of Amendment. The parties acknowledge and agree that this Amendment is limited solely for the purposes and to the extent expressly set forth herein, and except as expressly modified hereby, this Amendment shall not be deemed to be an amendment to any other terms and conditions of the Purchase Agreement.

                                   ARTICLE II
                                  MISCELLANEOUS

         Section 2.1 Counterparts. This Amendment may be executed by the parties hereto in one or more separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.

         Section 2.2 Governing Law. THE AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OR CHOICE OF LAWS OR ANY OTHER LAW THAT WOULD MAKE THE LAWS OF ANY OTHER JURISDICTION OTHER THAN THE STATE OF DELAWARE APPLICABLE HERETO. The parties hereby agree that, without limitation of any party's right to appeal any order of the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), (a) the Bankruptcy Court shall retain exclusive jurisdiction to enforce the terms of this Amendment and to decide any claims or disputes which may arise or result from, or be connected with, this Amendment, any breach or default hereunder, or the transactions contemplated herein, and (b) any and all claims, actions, causes of action, suits and proceedings relating to the foregoing shall be filed and maintained only in the Bankruptcy Court, and the parties hereby consent and submit to the jurisdiction of the Bankruptcy Court.

                  IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

                                 VLASIC FOODS INTERNATIONAL INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President and Controller


                                 VF BRANDS, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 ALIGAR, INC.


                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    President


                                 CARGAL, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    President


                                 VLASIC FOODS DISTRIBUTION COMPANY



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer

                                 VLASIC STANDARDS, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 VLASIC FOODS CANADA, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Treasurer


                                 VLASIC INTERNATIONAL BRANDS, INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 VLASIC INTERNATIONAL SALES INC.



                                 By:
                                           ------------------------------------
                                 Name:     Joseph Adler
                                 Title:    Vice President - Treasurer


                                 PINNACLE FOODS CORPORATION



                                 By:
                                           ------------------------------------
                                 Name:     Andrew S. Rosen
                                 Title:    Senior Vice President

                                                                       EXHIBIT A

                  Section 1.7. Working Capital Adjustment.

                           (a) Closing Balance Sheet. As soon as reasonably
practicable following the Closing Date, and in any event within 90 days thereafter, Seller shall prepare and deliver to Purchaser (i) the audited balance sheet of the Business (which shall include a physical inventory) as of the close of business on the Closing Date (the "Closing Balance Sheet"), together with the audit reports of PricewaterhouseCoopers LLP ("Seller's Accountant"), and (ii) a calculation of net working capital based on the ledger accounts included in such calculation on Exhibit 1.3(a) (which amount shall be (x) decreased by the amount of the prepaid insurance retained by Sellers as shown in ledger account number 080-010 and (y) increased by the amount of the Prepaid Ad Expense) including, without duplication, in the calculation thereof all Cure Costs ("Net Working Capital") as reflected on the Closing Balance Sheet (the "Closing Net Working Capital Amount") (together with reasonable back-up information providing the basis for such balance sheet and calculation). The Closing Balance Sheet shall include a separate line item reflecting the amount of Accrued Vacation as of the close of business on the Closing Date (the "Closing Vacation Accrual"). The parties acknowledge and agree that the amount of Accrued Vacation shall not be reduced by the Accrued Vacation Reduction, and shall, in all cases, be reflected as a current liability on the Closing Balance Sheet. In addition, the Closing Balance Sheet shall set forth, separate and apart from the calculation of the Net Working Capital, and, therefore, not included in the calculation of the Net Working Capital, the amount of the post-retirement benefits accrual as of the Closing as such post-retirement benefits accrual is reflected in ledger account number 409 and is attributable to employees and former employees of the Business and determined in the ordinary course of business consistent with past practice in a manner consistent with GAAP (as defined below) and with past practice (the "Post-Retirement Benefits Accrual"). Except as set forth on Exhibit 1.7(a), the Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles and practices of the United States in effect from time to time ("GAAP"), and on a basis consistent with the preparation of the Financial Statements (as defined in Section 2.5) and Exhibit 1.7(a) and Exhibit 1.3(a), including appropriate closing adjustments as if the Closing were at a fiscal year end (provided that, except as set forth on Exhibit 1.7(a), no liabilities or reserves reflected on the Reference Balance Sheet shall be reduced or eliminated except by reason of a payment or credit in the ordinary course of business and consistent with past practice (except for the trade account accrual under ledger account 450-035 which shall be calculated in a manner consistent with GAAP and in the ordinary course of business consistent with past practice). In order for Seller to prepare the Closing Balance Sheet, Purchaser will provide to Seller and Seller's employees, Seller's Accountant and other advisors prompt and full on-site access as shall be reasonable under the circumstances to the personnel and books, records, work papers and all other supporting accounting documents of the Business (and shall provide copies of such books, records, work papers and other supporting accounting documents as may be reasonably requested), to the extent reasonably related to the preparation of the Closing Balance Sheet and the calculation of the Closing Net Working Capital Amount. Purchaser acknowledges that Seller will have primary responsibility for preparation of the Closing Balance Sheet. Seller shall also give Purchaser and its representatives, including Arthur Andersen LLP ("Purchaser's Accountant"), access to all work papers and all other supporting accounting documents of the Business related to the preparation of the Closing Balance Sheet. In addition, Purchaser and its representatives, including Purchaser's Accountant, shall be entitled to ask questions, receive answers and request such other data and information from Seller and Seller's Accountant as shall be reasonable under the circumstances; provided, however, that notwithstanding the foregoing, all questions and requests to Seller's Accountant shall be made solely by Purchaser's Accountant. Seller shall also cause Seller's Accountant to provide to Purchaser's Accountant access to work papers prepared pursuant to the audit of the Closing Balance Sheet; provided, however, that such access shall be in accordance with generally accepted auditing standards and the policies of Seller's Accountant. For purposes of determining Net Working Capital (and the related Closing Net Working Capital Amount), the accrual for vacation benefits and vacation pay that would otherwise be recorded in ledger account number 340.028 in the ordinary course consistent with past practice and in accordance with GAAP shall be calculated and recorded in ledger account number
340.028 without regard to, and without reduction in respect of, any payments made by any of Sellers, except that such accrual may be reduced by any one or more of the following payments: (A) vacation payments made for vacation taken in the ordinary course of business prior to the Closing Date; (B) vacation payments made as a result of the termination of employment (whether by a Seller or an employee of a Seller) of any employee of a Seller prior to May 11, 2001; or (C) vacation payments made as a result of the termination by a Seller of the employment of any employee of a Seller on or after May 11, 2001 for cause (provided that an employee of a Seller agreeing to become a Transferred Employee shall not constitute cause).

                           (b) Disputes. If Purchaser disagrees with the
calculation of the Closing Net Working Capital Amount, the Post-Retirement Benefits Accrual or the Closing Vacation Accrual, as applicable, or any element relevant thereto, it shall notify Seller of such disagreement in writing within 30 days after its receipt of the Closing Balance Sheet, which notice shall set forth in reasonable detail the particulars of such disagreement. In the event that Purchaser does not provide such a notice of disagreement within such 30-day period or Purchaser affirmatively notifies Seller that it agrees with the calculation of the Closing Net Working Capital Amount, the Post-Retirement Benefits Accrual or the Closing Vacation Accrual, as applicable, Purchaser shall be deemed to have accepted the Closing Balance Sheet and the calculation of the Closing Net Working Capital Amount, the Post-Retirement Benefits Accrual or the Closing Vacation Accrual, as applicable, delivered by Seller, which shall be final, binding and conclusive for all purposes hereunder. In the event any such notice of disagreement is timely provided by Purchaser, Purchaser and Seller shall use their reasonable best efforts for a period of 30 days (or such longer period as they may mutually agree) to resolve any disagreements with respect to the calculation of the Closing Net Working Capital Amount, the Post-Retirement Benefits Accrual or the Closing Vacation Accrual, as applicable. If, at the end of such period, they are unable to resolve such disagreements in a written agreement, then an independent accounting firm of nationally recognized standing mutually selected by Seller and Purchaser (the "Auditor") shall resolve any remaining disagreements. If Seller and Purchaser do not promptly agree on the selection of the Auditor, which shall occur no later than 10 days after the end of the 30-day period referred to above, then each such party shall select an independent accounting firm of nationally recognized standing and such two independent accounting firms shall jointly select the independent accounting firm of nationally recognized standing to act as Auditor pursuant to this
Section 1.7(b). The Auditor shall determine (and written notice thereof shall be given to Seller and Purchaser) as promptly as practicable, but in any event within 30 days of the date on which such dispute is referred to the Auditor, based solely on written submissions detailing the disputed items forwarded by Seller and Purchaser to the Auditor within 10 days following the Auditor's selection, (x) whether the Closing Balance Sheet was prepared in accordance with the standards set forth in this
Section 1.7 and (y) (only with respect to the disputed items submitted to the Auditor) whether and to what extent (if any) the Closing Net Working Capital Amount, the Post-Retirement Benefits Accrual or the Closing Vacation Accrual, as applicable, determination requires adjustment. The parties shall share equally the fees and expenses of the Auditor. The determination of the Auditor shall be final, conclusive and binding on the parties, and the Auditor's determination of
(x) the amount of the Closing Net Working Capital Amount shall then be deemed to be the Closing Net Working Capital Amount for purposes of Section 1.7(c), (y) the amount of the Post-Retirement Benefits Accrual shall then be deemed to be the Post-Retirement Benefits Accrual for purposes of Section 1.7(c) and (z) the amount of the Closing Vacation Accrual shall then be the Closing Vacation Accrual for purposes of Section 1.7(c). The Closing Balance Sheet as adjusted in accordance with the resolution of any disagreement with respect thereto pursuant to this Section 1.7, or, if no notice of disagreement is delivered to Seller by Purchaser in accordance with this Section 1.7(b), as delivered by Seller to Purchaser in accordance with Section 1.7(a), shall be respectively referred to in this Agreement as the "Final Closing Balance Sheet."

                           (c) Payment. The date on which each of the Closing
Net Working Capital Amount, the Post-Retirement Benefits Accrual and the Closing Vacation Accrual is accepted or finally determined in accordance with this
Section 1.7 is referred to as the "Determination Date," such accepted or finally determined Closing Net Working Capital Amount is referred to as the "Final Net Working Capital Amount," such accepted or finally determined Post-Retirement Benefits Accrual is referred to as the "Final Post-Retirement Benefits Accrual," and such accepted or finally determined Closing Vacation Accrual is referred to as the "Final Vacation Accrual." On the fifth Business Day following the Determination Date, the following payments shall be made in immediately available funds in dollars by wire transfer to an account specified by the recipient prior to such date:

                           if the Final Net Working Capital Amount is less than the Estimated Net Working Capital, an amount in immediately available same day funds equal to such shortfall (the "Working Capital Shortfall") will be remitted to Purchaser from the Escrow Account (as defined in Section 1.12) in accordance with the terms of the Escrow Agreement (as defined in Section 1.12), together with interest on the Working Capital Shortfall at an annual rate equal to the prime rate of interest calculated on a 365-day year (as quoted daily by the Wall Street Journal) (the "Interest Rate") from the Closing Date to the date of the payment of the Working Capital Shortfall to Purchaser (collectively, the "Principal Amount"); provided, however, that in no event shall Purchaser be entitled to receive, in the aggregate, funds in excess of the amount held in the Escrow Account either pursuant to this Section 1.7, pursuant to Section 4.17, pursuant to Section 8.9 or pursuant to any other provision of this Agreement, and, provided further, all payments to Purchaser pursuant to this Section 1.7(c)(i) shall only be made by the Escrow Agent out of the Escrow Account;

                           if the Final Net Working Capital Amount is greater than the Estimated Net Working Capital, Purchaser shall promptly pay to Seller an amount equal to such excess, together with interest on such amount at the Interest Rate from the Closing Date to the date of the payment of such amount to Seller;

                           if the Final Post-Retirement Benefits Accrual is more than $31,200,000, an amount in immediately available same day funds equal to such excess (the "Post-Retirement Benefits Excess") will be remitted to Purchaser from the Escrow Account in accordance with the terms of the Escrow Agreement, together with interest on the Post-Retirement Benefits Excess at an annual rate equal to the Interest Rate from the Closing Date to the date of the payment of the Post-Retirement Benefits Excess to Purchaser; provided, however, that in no event shall Purchaser be entitled to receive, in the aggregate, funds in excess of the amount held in the Escrow Account either pursuant to this Section 1.7, pursuant to Section 4.17, pursuant to
         Section 8.9 or pursuant to any other provision of this Agreement, and, provided further, all payments to Purchaser pursuant to this Section
         1.7 shall only be made by the Escrow Agent out of the Escrow Account;
         and

                           if the Final Vacation Accrual is less than the Estimated Vacation Accrual, an amount in immediately available same day funds equal to the product (the "Vacation Accrual Deficiency") of such deficiency multiplied by a fraction, the numerator of which shall be the number of days lapsed during 2001 from (and including) January 1, 2001 to (and including) the Closing Date and the denominator of which shall be 365, together with interest on the Vacation Accrual Deficiency at an annual rate equal to the Interest Rate from the Closing Date to the date of the payment of the Vacation Accrual Deficiency to Seller, shall promptly be paid by Purchaser to Seller. If the Final Vacation Accrual is more than the Estimated Vacation Accrual, an amount in immediately available same day funds equal to the product (the "Vacation Accrual Excess") of such excess multiplied by a fraction, the numerator of which shall be the number of days lapsed during 2001 from (and including) January 1, 2001 to (and including) the Closing Date and the denominator of which shall be 365, together with interest on the Vacation Accrual Excess at an annual rate equal to the Interest Rate from the Closing Date to the date of the payment of the Vacation Accrual Excess to Purchaser, shall be remitted to Purchaser from the Escrow Account in accordance with the terms of the Escrow Agreement; provided, however, that in no event shall Purchaser be entitled to receive, in the aggregate, funds in excess of the amount held in the Escrow Account either pursuant to this Section 1.7, pursuant to Section 4.17, pursuant to Section 8.9 or pursuant to any other provision of this Agreement, and, provided, further, all payments to Purchaser pursuant to this Section 1.7(c)(iv) shall only be made by the Escrow Agent out of the Escrow Account.

                           (d) Purchaser and Seller agree that once each of the
Final Net Working Capital Amount, the Final Post-Retirement Benefits Accrual and the Final Vacation Accrual is finally determined pursuant to this Section 1.7, they will promptly prepare and send a written notice to the Escrow Agent, in accordance with the terms and conditions of the Escrow Agreement, which states
(i) either (x) that the Principal Amount, if the Final Net Working Capital Amount is less than the Estimated Net Working Capital, or (y) that Purchaser is not entitled to receive any payment from the Escrow Fund pursuant to this
Section 1.7, if the Final Net Working Capital Amount is equal to or greater than the Estimated Net Working Capital, (ii) the amount, if any, of the Post-Retirement Benefits Excess, and (iii) the amount, if any, of the Vacation Accrual Excess.

                           (e) The parties acknowledge and agree that the
reserve for trade promotions and deductions contained in the Final Closing Balance Sheet shall be the amount of such reserve finally determined in accordance with this Section 1.7, and, accordingly, notwithstanding anything to the contrary contained in this Agreement, Purchaser agrees that it will not, and will not allow its Subsidiaries and Affiliates to, make any claims against Seller or any of its Subsidiaries or Affiliates, with respect to such trade promotions and deductions associated with trade promotions under any provision of this Agreement or any Collateral Agreement, including any claim for a breach of any representation, warranty, covenant or agreement contained in this Agreement or any Collateral Agreement.

                           (f) Purchaser and Sellers agree that no entry in
excess of $500 per individual deduction or $10,000 in the aggregate per customer remittance or any other entry will be made by Purchaser to the trade marketing accrual account as included in the current liabilities accounts on the Closing Balance Sheet unless it can be conclusively demonstrated to the staff of Seller's Accountant that such entry is conclusively demonstrated to be a proper charge against marketing programs which were in force as of the Closing Date.

                           (g) It is understood and agreed by Purchaser and
Sellers that in connection with the transfer of transaction processing from Sellers to Purchaser for the revenue process Purchaser will obtain and retain proper documentation for customer deductions and cash receipts which would be available for Seller's Accountant to complete its audit in accordance with generally accepted auditing standards of the trade marketing accrual and accounts receivable components of Net Working Capital.

                                                                       EXHIBIT B

                               SCHEDULE OF PATENTS
                                     PICKLES

                                                                   PATENT NO.   ISSUE DATE                          STATUS/
                TITLE                               COUNTRY        (APP. NO.)   (APP. DATE)    OWNER OF RECORD      COMMENTS
Container Filling and Sealing System              United States    5,195,294     3/23/1993    Vlasic Foods          Issued
                                                                                              International, Inc.

Container Filling and Sealing System              United States    5,195,298     3/23/1993    Vlasic Foods          Issued
                                                                                              International, Inc.

Container Filling and Sealing System              Canada           2,059,440     7/06/1996    Vlasic Foods          Issued
                                                                                              International, Inc.

Process for Packaging Acidified Vegetable         United States    5,151,286     9/29/1992    Vlasic Foods          Issued
[Quick Brine Equalization Method and Product]                                                 International, Inc.

Quick Brine Equalization Method and Product       Canada           2,083,491     2/18/1997    Vlasic Foods          Issued
                                                                                              International, Inc.

Quick Brine Equalization Method and Product       Spain            2,076,852      7/1/1996    Vlasic Foods          Issued
                                                                                              International, Inc.

Method for Preserving Foods at Ambient            Australia         689109       3/26/1998    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Austria           198974       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Belgium           700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

                                                                   PATENT NO.   ISSUE DATE                          STATUS/
                TITLE                               COUNTRY        (APP. NO.)   (APP. DATE)    OWNER OF RECORD      COMMENTS
Method for Preserving Foods at Ambient            Canada           2,161,335     11/07/1997   Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Denmark           700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            France            700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Germany           700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Greece            700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Ireland           700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Italy             700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Japan             2904585       6/4/1999    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Luxembourg        700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

                                                                   PATENT NO.   ISSUE DATE                          STATUS/
                TITLE                               COUNTRY        (APP. NO.)   (APP. DATE)    OWNER OF RECORD      COMMENTS
Method for Preserving Foods at Ambient            Monaco            700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Netherlands       700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Portugal          700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Spain             700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Sweden            700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

Method for Preserving Foods at Ambient            Switzerland/      700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                Liechtenstein                               International, Inc.

Method for Preserving Foods at Ambient            United Kingdom    700252       1/31/2001    Vlasic Foods          Issued
Temperatures Without Preservatives                                                            International, Inc.

System for Sorting Pickle Chips and the Like      Canada           2,050,006     10/31/1995   Vlasic Foods          Issued
                                                                                              International, Inc.

System for Sorting Pickle Chips and the Like      United States    5,154,298     10/13/1992   Vlasic Foods          Expired
                                                                                              International, Inc.   12/19/2000-
                                                                                                                    failure to pay
                                                                                                                    maintenance fee

                                                                   PATENT NO.   ISSUE DATE                          STATUS/
                TITLE                               COUNTRY        (APP. NO.)   (APP. DATE)    OWNER OF RECORD      COMMENTS
Heat Treatment Temperature Indicating Food        United States    4,388,332     06/14/1983   Vlasic Foods          Will Expire
Package and Process for Providing Same                                                        International, Inc.   September
                                                                                                                    15, 2001

Method of Making Sweet Pickles                    United States    4,547,389     10/15/85     Vlasic Foods          Expired
                                                                                              International, Inc.   10/15/97

                               SCHEDULE OF PATENTS
                                  FROZEN FOODS

COUNTRY             TITLE OF PATENT               PATENT NO.       ISSUE DATE       RECORD OWNER              COMMENTS
                                                 (APPLN. NO.)    (FILING DATE)
US        PROCESS FOR FRYING CHICKEN PARTS          4342788         08/03/82      VLASIC FOODS                ISSUED
                                                   (206900)        (11/14/80)     INTERNATIONL, INC.

US        BROWNABLE DOUGH FOR MICROWAVE            44478791         05/15/84      VLASIC FOODS                ISSUED
          COOKING                                  (323086)        (11/19/81)     INTERNATIONAL, INC.

CANADA    BROWNABLE DOUGH FOR MICROWAVE             1192436         08/27/85      VLASIC FOODS                ISSUED
          COOKING                                  (415722)        (11/17/82)     INTERNATIONAL, INC.

US        PRODUCTION OF LOW CHOLESTEROL             5092964         03/31/92      VLASIC FOODS                ISSUED
          BUTTER OIL VAPOR SPARGING                (305712)        (02/03/89)     INTERNATIONAL, INC.


US        PRODUCTION OF LOW-CHOLESTEROL MILK        4997668         03/05/91      VLASIC FOODS                ISSUED
          FAT BY SOLVENT EXTRACTION               (05/02/89)        (346676)      INTERNATIONAL, INC.

US        COMPOSITE MATERIAL FOR MICROWAVE          5300747         04/05/94      VLASIC FOODS                ISSUED
          HEATING CONTAINER AND CONTAINER          (763235)        (09/20/91)     INTERNATIONAL, INC.
          FORMED THEREFROM

US        A PIE HAVING A MICROWAVE BROWNABLE        4917907         04/17/90      VLASIC FOODS                ISSUED
          CRUST AND METHOD OF BAKING SAME          (085373)        (08/14/87)     INTERNATIONAL, INC.

US        METHOD FOR REMOVING CHOLESTEROL           5091203         04/12/94      VLASIC FOODS                ISSUED
          FROM EGGS                               (07/937404)      (08/31/92)     INTERNATIONAL, INC.

COUNTRY             TITLE OF PATENT               PATENT NO.       ISSUE DATE       RECORD OWNER              COMMENTS
                                                 (APPLN. NO.)    (FILING DATE)
US        METHOD FOR REMOVING CHOLESTEROL           5302405         04/12/94      VLASIC FOODS                ISSUED
          AND FAT FROM EGG YOLK BY CHELATION      (07/937404)      (08/31/92)     INTERNATIONAL, INC.
          AND REDUCED-CHOLESTEROL EGG PRODUCT

US        FREE FATTY ACID REMOVAL FROM USED         5560950         10/01/96      VLASIC FOODS                EXPIRED
          FRYING FAT                              (08/455682)      (05/31/95)     INTERNATIONAL, INC.          10-01-00

US        MICROWAVE BROWNABLE POTATO             (09/468,120)     (12/21/199)     VLASIC FOODS                PENDING
          COMPOSITION                                                             INTERNATIONAL, INC.

CANADA    MICROWAVE BROWNABLE POTATO              (2,314,388)      (7/21/00)      VLASIC FOODS                PENDING
          COMPOSITION                                                             INTERNATIONAL, INC.

                                    EXHIBIT C

(v)

1. Seller initiated opposition proceedings against three applications for VLASIC in the Dominican Republic.

2. Seller evaluating opposition against USTM application for JUMP INTO AN OPEN GRAVE BBQ SAUCE.

3. Demand letter to Strub Brothers requesting cessation of the use of the trademark SANDWICH STACKERS dated January 23, 2001.

4.       As disclosed in the Vlasic Data Room at III.B.3.b.(ii):

         Seller has asked for an extension of time to file an opposition against USTM application for HEALTHY START.

5.       Seller filed cancellation action against USTM registration for EARLY
         STARTS.

6. On or about May 14, 2001, Seller learned that Chef America, Inc. filed a Community Trademarks application for the trademark HOT POCKETS in International Classes 29, 30 and 35.

                                      C-1